Exhibit 99.1

NEWS RELEASE

For Immediate Release:	For Further Information Contact:
November 19, 2007	Media: Jan Sieving +1 832 513 1111 Analysts: Marty Spake +1 832 513 1245
CB&I COMPLETES LUMMUS GLOBAL ACQUISITION
THE WOODLANDS, Texas — November 19, 2007 — CB&I (NYSE: CBI) announced today it has completed the acquisition of the Lummus Global business from ABB. CB&I shareholders approved the transaction at a special shareholder meeting in Amsterdam, The Netherlands on November 16, with 99.7 percent of the shares represented voting in favor of the acquisition.
“We are extremely pleased with the voting results and we thank our shareholders for their support,” said Philip K. Asherman, President and CEO. “This acquisition is transformational for CB&I. Lummus, which brings world-class process technology and a complementary EPC business, is a great fit and a welcome addition to our company. The acquisition broadens our range of capabilities and our geographic base, and the addition of more than 3,000 talented and experienced employees gives us a tremendous strategic advantage in responding to the growing demand for energy infrastructure around the globe.”
About CB&I
CB&I combines proven process technology with global capabilities in engineering, procurement and construction to deliver comprehensive solutions to customers in the energy and natural resource industries. With more than 70 proprietary licensed technologies and 1,500 patents, CB&I is uniquely positioned to take projects from conceptual design, through technology licensing, engineering and construction and final commissioning. Drawing upon the global expertise and local knowledge of approximately 17,000 employees in more than 80 locations, CB&I safely and reliably executes projects worldwide. For more information visit www.CBI.com.
Any statements made in this release that are not based on historical fact are forward-looking statements and represent management’s best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company’s ability to realize cost savings from its expected performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts whether as the result of improper estimates or otherwise; risks associated with percentage-of-completion accounting; the Company’s ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather conditions may affect the Company’s performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company’s customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company’s revenue; lower than expected growth in the Company’s primary end markets, including but not limited to LNG and refining and related
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processes; risks inherent in acquisitions and the Company’s ability to obtain financing for proposed acquisitions; the Company’s ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; the weakening, non-competitiveness, unavailability of, or lack of demand for, our intellectual property rights; failure to keep pace with technological changes; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company’s business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company’s business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company’s obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including, but not limited to The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under “Risk Factors” as set forth in the Company’s Form 10-K filed with the SEC for the year ended Dec. 31, 2006. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
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